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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1994 Stock Plan, the 1996 Stock Plan and the 1996 Director Option Plan of Borealis Technology Corporation of our report dated April 9, 1996 (except as to Note 8, as to which the date is April 22, 1996) with respect to the financial statements for the year ended December 31, 1995 of Borealis Technology Corporation included in its Registration Statement (Form SB-2 No. 333-4792-LA), filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ----------------------------------
                                                   Ernst & Young LLP

Reno, Nevada
September 25, 1996